                                                                     Exhibit 3.3

                               SPRINT CORPORATION
                               ------------------

                                     BYLAWS
                                     ------


                                   ARTICLE I
                                   ---------

                               NAME AND LOCATION
                               -----------------

     SECTION 1. The name of the Corporation shall be the name set forth in the Articles of Incorporation.

     SECTION 2. The principal office of the Corporation is located at 2330 Shawnee Mission Parkway, Westwood, Kansas.

     SECTION 3. Other offices for the transaction of business of the Corporation may be located at such place in Kansas or elsewhere as the Board of Directors may from time to time determine.

                                   ARTICLE II
                                   ----------

                                 CAPITAL STOCK
                                 -------------

     SECTION 1. All certificates of stock shall be signed by the Chairman of the Board of Directors, the President or a Vice President and the Secretary or an Assistant Secretary, and sealed with the corporate seal.

     SECTION 2. Transfers of stock shall be made on the books of the Corporation upon the surrender of the old certificate properly endorsed, and said old certificate shall be cancelled before a new certificate is issued.

     SECTION 3. A new certificate of stock may be issued in the place of any certificate theretofore issued, alleged to have been lost or destroyed, and the Corporation may, in its discretion, require the owner of the lost or destroyed certificate, or its legal representative, to give a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any certificate.

     SECTION 4. No holder of shares of any class of this Corporation, or holder of any securities or obligations convertible into shares of any class of this Corporation, shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of this Corporation of any class, whether now or hereafter authorized; provided, however, that nothing in SECTION 4 shall prohibit the Corporation from granting, contractually or otherwise, to any such holder, the right to purchase additional securities of the Corporation.

                                  ARTICLE III
                                  -----------

                             STOCKHOLDERS' MEETINGS
                             ----------------------

     SECTION 1. The annual meeting of the stockholders of the Corporation shall be held on the third Tuesday of April in each year, either within or without the State of Kansas, as may from time to time be determined by the Board of Directors. At such meeting the stockholders shall elect directors in the manner provided in the Articles of Incorporation of the Corporation. The stockholders may transact such other business at such annual meetings as may properly come before the meeting.

     SECTION 2. A special meeting of the holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter, as required by law or as provided in the Articles of Incorporation, may be called at any time and place by the Chairman, the President or the Board of Directors, and shall be called by the Chairman, the President or Secretary on the written request of the holders of record of a majority of the shares of stock of such class or classes issued and outstanding and entitled to vote.

     SECTION 3. Notice of the time and place of all annual meetings and of the time, place and purpose of all special meetings (other than meetings of the holders of the Class A Stock separately as a class) shall be mailed by the Secretary to each stockholder at his last known post office address as it appears on the records of the Corporation at least twenty (20) days before the date set for such meeting.

     SECTION 4. Nominations of persons for election to the Board of the Corporation at a meeting of the stockholders may be made by or at the direction of the Board of Directors or may be made (a) in the case of persons to be elected by stockholders other than the holders of Class A Stock, at a meeting of stockholders by any stockholder of the Corporation who is not a holder of shares of Class A Stock and who is entitled to vote for the election of Directors at the meeting, and (b) in the case of persons to be elected by the holders of shares of Class A Stock as provided for in the Articles of Incorporation of the Corporation (the "Class A Directors"), at a meeting of stockholders by any holder of shares of Class A Stock, in each case in compliance with the notice procedures set forth in this SECTION 4 of ARTICLE III. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the

                                 BYLAWS-Page 2
person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at a meeting of the stockholders (a) unless such person has been nominated in accordance with the procedures set forth herein; and (b) unless nominated by holders of the Class A Stock or the Preferred Stock, such person is an Independent nominee, as hereinafter defined, provided that nominees need not
                                                --------
be Independent Nominees if election of such nominees would not result in less than a majority of the Board of Directors following such election being Independent Directors (as such term is defined in the Articles of Incorporation of the Corporation). If the facts warrant, the Chairman of the meeting shall determine and declare to the meeting that a nomination does not satisfy one or both of the requirements set forth in clauses (a) and (b) of the preceding sentence and the defective nomination shall be disregarded. As used herein, "Independent Nominee" means a person who, if elected, would be an Independent Director as such term is defined in the Articles of Incorporation of the Corporation. Nothing is this SECTION 4 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Exchange Act.

     SECTION 5. At any meeting of the stockholders (other than a separate meeting of the holders of the Class A Stock), only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting (other than a separate meeting of the holders of the Class A Stock), business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting a meeting by a stockholder. For business to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iii) any material

                                 BYLAWS-Page 3
interest of the stockholder in such business. No business shall be conducted at a meeting of the stockholders (other than a separate meeting of the holders of the Class A Stock) unless proposed in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure as such business shall not be transacted. To the extent this SECTION 5 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, such rule shall prevail.

     SECTION 6. The Chairman of the Board of Directors, or in his absence the President, or in his absence or inability to act, a Vice President shall preside at all stockholders' meetings (other than meetings of the holders of the Class A stock separately as a class).

     SECTION 7. Except as otherwise provided in the Articles of Incorporation of the Corporation, at each meeting of the stockholders, each stockholder shall be entitled to cast one vote for each share of voting stock standing of record on the books of the Corporation, in his name, and may cast such vote either in person or by proxy. All proxies shall be in writing and filed with the Secretary of the meeting.

     SECTION 8. Except as otherwise provided in the Articles of Incorporation of the Corporation, each stockholder other than a holder of shares of Class A Stock shall have the right to vote, in person or by proxy, a number of votes equal to the number of shares of stock owned by the stockholder for each Director to be elected (other than those to be elected by the holders of shares of Class A Stock as provided for in the Articles of Incorporation of the Corporation). Each holder of shares of Class A Stock shall have the right to vote, in person or by proxy, a number of votes equal to the number of shares of Class A Stock owned by such holder (or such other number of votes as may be provided in the Articles of Incorporation of the Corporation) for each director to be elected by the holders of Class A Stock as provided for in the Articles of Incorporation of the Corporation. Stockholders shall not be entitled to cumulative voting of their shares in elections of Directors.

     SECTION 9.     At any meeting held for the purpose of electing directors,
(i) the presence in person or by proxy of the holders of at least a majority of the then outstanding shares of Class A Stock shall be required and be sufficient to constitute a quorum of such class for the election by such class of Class A Directors and (ii) the presence in person or by proxy of the holders of at least a majority of the then outstanding voting shares of the Corporation other than the Class A Stock shall be required and be sufficient to constitute a quorum for the election of directors other than Class A Directors. At any such meeting or adjournment thereof the absence of a quorum of the holders of Class A Stock shall not prevent the election of directors other than Class A Directors, and the absence of a quorum of the holders of voting shares other than Class A Stock shall not prevent the election of Class A Directors. At a meeting held for any purpose other than the election of directors,

                                 BYLAWS-Page 4
shares representing a majority of the votes entitled to be cast on such matter, present in person or represented by proxy, shall constitute a quorum. In the absence of the required quorum at any meeting of stockholders, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting, from time to time, without notice (except as required by law) other than an announcement at the meeting, until a quorum shall be present.

     SECTION 10. At each of the annual stockholders' meetings, one of the executive officers of the Corporation shall submit a statement of the business done during the preceding year, together with a report of the general financial condition of the Corporation.

                                   ARTICLE IV
                                   ----------

                                   DIRECTORS
                                   ---------

     SECTION 1. The business and property of the Corporation shall be managed by a Board consisting of such number of Directors as is determined from time to time in accordance with the provisions of the Articles of Incorporation of the Corporation. The Board of Directors may elect one of their number to act as Chairman of the Board.

     SECTION 2. Each Director upon his election shall qualify by filing his written acceptance with the Secretary or an Assistant Secretary and by fulfilling any prerequisite to qualification that may be set forth in the Articles of Incorporation of the Corporation.

     SECTION 3. The annual meeting of the directors shall be held immediately after the adjournment of each annual meeting of the stockholders and in the event a quorum is not present, said meeting shall be held within ten days after adjournment upon proper notice by the Chairman of the Board of Directors, the President or a Vice President.

     SECTION 4. Special meetings of the Board of Directors may be called at any time or place by the Chairman of the Board or by the President, and in the absence or inability of either of them to act, by a Vice President, and may also be called by any two members of the Board. By unanimous consent of the directors, special meetings of the Board may be held without notice, at any time and place.

     SECTION 5. Notice of all regular and special meetings of the Board of Directors or the Executive Committee or any committee established pursuant to
SECTION 12 of ARTICLE IV (an "Other Committee") shall be sent to each Director or member of such committee, as the case may be, by the Secretary, by a means reasonably calculated to be received at least seven (7) days prior to the time fixed for such meeting, or notice of special meetings of the Board of Directors or the Executive Committee or any Other Committee may be given by telephone, telegraph, telefax or telex to each Director or member of such committee, as the case may be, at least twenty-four (24) hours prior to the time fixed for such meeting, or on such shorter notice as the person or persons calling the meeting may reasonably deem necessary or appropriate in the circumstances. To the extent

                                 BYLAWS-Page 5
provided in the notice of the meeting or as otherwise determined by the Chairman of the Board or the Board of Directors, Directors may participate in any regular or special meeting by means of conference telephone or a similar communications equipment which allows all persons participating in such meeting to hear each other, and participation in such meeting by means of such a device shall constitute presence in person at such meeting. In addition, Class A Directors who have not received notice of any special meeting of the Board of Directors or the Executive Committee or any Other Committee, as the case may be, at least six
(6) days prior to the time fixed for such meeting may participate in such meeting by means of conference telephone or similar communications equipment which allows all persons participating in such meeting to hear each other, and participation in such meeting by means of such a device shall constitute presence in person at such meeting.

     SECTION 6. Except as otherwise provided in the Articles of Incorporation of the Corporation, a quorum for the transaction of business at any meeting of the directors shall consist of a majority of the members of the Board, but the directors present, although less than a quorum, shall have the power to adjoin the meeting from time to time or to some future date.

     SECTION 7. The directors shall elect the officers of the Corporation and fix their salaries. Such election shall be made at the Directors' meeting following each annual stockholders' meeting.

     SECTION 8. The Board of Directors from time to time, as they may deem proper, shall have authority to appoint a general manager, counsel or attorneys and other employees for such length of time and upon such terms and conditions and at such salaries as they may deem necessary and/or advisable.

     SECTION 9. The members of the Board of Directors shall receive compensation for their services in such amount as may be reasonable and proper and consistent with the time and service rendered. The members of the Board of Directors shall receive the reasonable expenses necessarily incurred in the attendance of meetings and in the transaction of business for the Corporation.

     SECTION 10.

     (a)  Indemnification.

          (1) Actions Other Than Those by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably

                                 BYLAWS-Page 6
               incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

          (2) Action by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation (or such other corporation or organization) unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (3) Successful Defense of Action. Notwithstanding, and without limitation of, any other provision of this SECTION 10, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (1) or (2) of this sub-Section (a), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                                 BYLAWS-Page 7

          (4) Determination Required. Any indemnification under paragraph (1) or (2) of this sub-Section (a) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in said paragraph. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the particular action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          (5) Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a satisfactory undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this sub-Section (a).

     (b) Insurance. The Corporation may, when authorized by the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of sub-Section (a). The risks insured under any insurance policies purchased and maintained on behalf of any person as aforesaid or on behalf of the Corporation shall not be limited in any way by the terms of this SECTION 10 and to the extent compatible with the provisions of such policies, the risks insured shall extend to the fullest extent permitted by law, common or statutory.

     (c) Nonexclusivity; Duration. The indemnifications and rights provided by, or granted pursuant to, this SECTION 10 shall not be deemed exclusive of any other indemnifications, rights or limitations of liability to which any person may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, either as to action in such person's official capacity or as to action in another capacity while holding office, and they shall continue although such person has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. The authorization to purchase

                                 BYLAWS-Page 8
          and maintain insurance set forth in sub-Section (b) shall likewise not be deemed exclusive.

     SECTION 11. The Chief Executive Officer of the Corporation, together with no more than five additional Directors elected by stockholders other than holders of shares of Class A Stock, and at least one Class A Director selected by the holders of a majority of the shares of Class A Stock, shall constitute an Executive Committee of the Board of Directors. The Executive Committee between regular meetings of the Board of Directors shall manage the business and property of the Corporation and shall have the same power and authority as the Board of Directors; provided, however, the Executive Committee shall not act (other than to make recommendations) in those cases where it is provided by law or by the Articles of Incorporation of the Corporation that any vote or action in order to bind the Corporation shall be taken by the Directors. Members of the Executive Committee may participate in any meeting of the Executive Committee by means of conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other, and participation in a meeting by means of such a device shall constitute presence in person at such meeting.

     The Executive Committee shall keep a record of its proceedings and may hold meetings upon one (1) day's written notice or upon waiver of notice signed by the members either before or after said Executive Committee meeting.

     A majority of the Executive Committee shall constitute a quorum for the transaction of business at any meeting for which notice has been given to all members in accordance with ARTICLE IV, SECTION 5 hereof or for which notice has been waived by all members.

     SECTION 12. If the Board of Directors shall form any committee other than the Executive Committee, such committee shall have at least one member who is a Class A Director; provided, however, that no Class A Director shall be a member of (i) any committee established pursuant to the provisions of any law relating to the national security of the United States, (ii) any committee the membership on which by such a director would be prohibited by any law or by the rules of the New York Stock Exchange or (iii) the compensation committee, if the Board of Directors determines that such a director would not be considered a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended. Any committee so formed, to the extent provided in the resolution of the Board of Directors pursuant to which it was formed or in the Bylaws or pursuant to the statutes of Kansas, shall have and may exercise all the powers and authority of the Board of Directors.

                                   ARTICLE V
                                   ---------

                                    OFFICERS
                                    --------

     SECTION 1. The officers of this Corporation shall be a Chairman of the Board of Directors, a President, as many Vice Presidents as the Board of Directors may from time to time

                                 BYLAWS-Page 9
deem advisable and one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary, a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time deem advisable, and such other officers as the Board of Directors may from time to time deem advisable and designate. The Chairman of the Board of Directors shall be a member of and be elected by the Board of Directors. All other officers shall be elected by the Board of Directors. All officers shall hold office until their respective successor are elected and shall have qualified. Any two of said offices may be held by one person except the office of President and Vice President.

     SECTION 2. The Chairman of the Board of Directors shall preside at all meeting of the Directors and stockholders at which he is present and shall have such other duties, power and authority as may be prescribed by the Board of Directors from time to time. The Board of Directors may designate the Chairman of the Board as the Chief Executive Officer of the Corporation with all of the powers otherwise conferred upon the President of the Corporation under these Bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the Corporation's business and affairs between the Chairman of the Board and the President.

     SECTION 3. Unless the Board of Directors otherwise provides, the President shall be the Chief Executive Officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in such office and shall perform such other duties as are authorized by the Board of Directors. The Chairman of the Board or the President shall sign contracts, certificates and other instruments of the Corporation as authorized by the Board of Directors. If the Chairman of the Board is designated as the Chief Executive Officer of the Corporation, the President shall perform such duties as may be delegated to him by the Board of Directors and as are conferred by law exclusively upon such office.

     SECTION 4. A Vice President shall have right and power to perform all duties and exercise all authority of the President, in case of absence of the President or upon vacancy in the office of President, and shall have all power and authority usually enjoyed by a person holding the office of Vice President.

     SECTION 5. The Secretary shall issue notices of all directors' and stockholders' meetings, and shall attend and keep the minutes of the same; shall have charge of all corporate books, records and papers; shall be custodian of the corporate seal; shall attest with his signature, which may be a facsimile signature if authorized by the Board of Directors, and impress with the corporate seal, all stock certificates and written contracts of the Corporation; and shall perform all other duties as are incident to his office. Any Assistant Secretary, in the absence or inability of the Secretary, shall perform all duties of the Secretary and such other duties as may be required.

     SECTION 6. The Treasurer shall have custody of all money and securities of the Corporation and shall give bond in such sum and with such sureties as the directors may specify, conditioned upon the faithful performance of the duties of his office. He shall keep regular books

                                BYLAWS-Page 10
of account and shall submit them, together with all his records and other papers, to the directors for their examination and approval annually; and semi-annually, or when directed by the Board of Directors, he shall submit to each director a statement of the condition of the business and accounts of the Corporation; and shall perform all such other duties as are incident to his office. An Assistant Treasurer, in the absence or inability of the Treasurer, shall perform all the duties of the Treasurer and such other duties as may be required.

     SECTION 7. Any officer or employee of the Corporation shall given such bond for the faithful performance of his duties in such sum, as and when the Board of Directors may direct.

                                   ARTICLE VI
                                   ----------

                                   DIVIDENDS
                                   ---------

     SECTION 1. Dividends shall be paid out of the net income or earned surplus of the Corporation, determined after making proper provision for required sinking fund deposits for debt obligations and proper provisions for working capital and such reserves as may be required by good and generally accepted accounting practice, when declared from time to time by resolution of the Board of Directors. No such dividends shall be declared or paid which will impair the capital of the Corporation.

                                  ARTICLE VII
                                  -----------

                                   AMENDMENTS
                                   ----------

     SECTION 1. Except as otherwise provided in the Articles of Incorporation of the Corporation and SECTION 2 of this ARTICLE VII, the Bylaws may be amended, altered or repealed by the Board of Directors, subject to the power of stockholders to amend, alter or repeal the Bylaws; or the Bylaws shall be amended in such other manner as may from time to time be authorized by the laws of the State of Kansas.

     SECTION 2. The following provisions of the Bylaws may not be amended, altered, repealed or made inoperative or ineffective by adoption of other provisions to the Bylaws without the affirmative vote of the holders of record of a majority of the shares of Class A Stock then outstanding, voting separately as a class, at any annual or special meeting of stockholders, the notice of which shall have specified or summarized the proposed amendment, alteration or repeal of the Bylaws: ARTICLE III, SECTIONS 2, 4, 5, 8 and 9; ARTICLE IV, SECTIONS 5, 6, 10, 11 and 12; ARTICLE VI, SECTION 1; and ARTICLE VII, SECTIONS 1 and 2.

                                BYLAWS-Page 11

                                  ARTICLE VII
                                  -----------

                                 CORPORATE SEAL
                                 --------------


     SECTION 1. The corporate seal of this Corporation shall have inscribed thereon the name of the Corporation and its state of incorporation and the words, "Seal - Incorporated 1938".

                ----------------------------------------------

ADOPTED:       September 16, 1943
AMENDED:       March 7, 1946
AMENDED:       March 6, 1950 - Section 1, Article IV
AMENDED:       June 15, 1950  - Section 6, Article IV
AMENDED:       March 3, 1953 - Section 1-4, Article V
AMENDED:       December 4, 1953 - Section 1, Article III
AMENDED:       December 2, 1957 - Section 1, Article IV
AMENDED:       December 2, 1957 - Section 6, Article IV
AMENDED:       January 21, 1959 - Sections 10-13, Article IV
AMENDED:       March 11, 1966 - Section 2, Article I; Section 2, Article II;
               Section 1, Article III; Section 13, Article IV; Section 1,
               Article V; Section 5, Article V
AMENDED:       April 5, 1966 - Section 1, Article IV
AMENDED:       June 29, 1966 - Section 4, Article II
AMENDED:       January 31, 1967 - Section 1, Article III
AMENDED:       February 18, 1969 - Section 12, Article IV
               May 22, 1969 - Approved by Stockholders
AMENDED:       September 19, 1968 - Section 1, Article IV (Stockholders)
               May 22, 1969 - Approved by Board of Directors after Carolina merger was effected March 28, 1969
AMENDED:       May 25, 1972 - Section 1, Article 1; Section 1, Article VIII
AMENDED:       May 24, 1973 - Section 1, Article II; Section 2, Article III;
               Section 4, Article III; Section 3, Article IV; Section 13,
               Article IV; Section 1, Article V; Section 2, Article V; Section
               3, Article V
AMENDED:       August 12, 1975 - Section 1, Article III
AMENDED:       May 9, 1978 - Section 13, Article IV
AMENDED:       May 13, 1980 - Section 1, Article III; Section 1, Article VII
AMENDED:       April 26, 1983 - Sections 1, 2 and 6, Article III; Sections 1, 5
               and 6, Article IV; Section 10, Article IV deleted and Sections
               11, 12 and 13 renumbered as 10, 11, 12; Section 1, Article VII
AMENDED:       April 23, 1985 - Sections 1 and 12, Article IV; Sections 2 and 3,
               Article V
AMENDED:       October 8, 1985 - Section 4, Article III inserted and Sections 4,
               5, 6, 7 and 8 renumbered as 5, 6, 7, 8 and 9
AMENDED:       April 22, 1986 - Section 1, Article III
AMENDED:       April 12, 1988 - Section 1, Article III

                                BYLAWS-Page 12

AMENDED:       April 18, 1989 - Section 7, Article III
AMENDED:       February 15, 1992, effective February 26, 1992 - Section 1,
               Article I; Section 1, Article VIII
AMENDED:       January 31, 1996 - Section 2, Article I amended; Sections 1, 2, 3 and 4, Article II amended; Section III titled, Sections 2, 3 and
               4, Article III amended, Section 5, Article III added, Sections 5,
               6, 7, 8 and 9, Article III amended and renumbered as 6, 7, 8, 9 and 10; Sections 2, 5 and 7, Article IV amended, Section 8,
               Article IV deleted, Sections 9 and 10, Article IV renumbered as
               Sections 8 and 9, Sections 11 and 12, Article IV, amended and renumbered as Sections 10 and 11, Section 12, Article IV added;
               Sections 1, 2, 3 and 6, Article V amended; Article VI retitled,
               Section 2, Article VI deleted; Section 1, Article VII amended,
               Section 2, Article VII added.

AMENDED:       October 8, 1996 - Section 12, Article IV

                                BYLAWS-Page 13